MTL AMENDED AND RESTATED BYLAWS

Amended and Restated Bylaws

of

Metropolitan Tower Life Insurance Company

Adopted by the Shareholder on February 13, 2018

Effective April 27, 2018

ARTICLE I

SHAREHOLDERS AND SHAREHOLDERS’ MEETINGS

Section 1. Annual Meeting of Shareholders. The shareholders of Metropolitan Tower Life Insurance Company (the “Corporation”) shall meet annually on or before the 30th day of June in each and every calendar year, for the purpose of receiving the report of its officers and directors, to elect directors whose terms expire, and to transact such other business as may be lawful for it to do. The place of the meeting shall be the principal office of the Corporation, or such other place, within or without the State of Nebraska, as may be fixed by the Board of Directors and stated in the notice of the meeting.

Section 2. Organization; Procedure. The Chairman shall preside at the meeting of shareholders. If the Chairman is not present, the Board shall determine who from among the directors shall preside at the meeting of shareholders. Such presiding officer may determine the order of business and all other matters of procedure at every meeting of shareholders. The Secretary, or in the event of the Secretary’s absence or disability, an appointee of the presiding officer, shall act as Secretary of the meeting.

Section 3. Special Meetings of Shareholders. Special meetings of the shareholders shall be called by the Board Chair, if one is appointed by the Board, on a date and at a time and place designated by the Chairman upon the request of two-thirds of the total number of directors, or the written request of the holders of two-thirds of the shares of all of the capital stock of the Corporation.

Section 4. Quorum; Majority Vote; Proxies. The holders of a majority of the shares of all of the capital stock of the Corporation present in person or by proxy shall constitute a quorum for any meeting of the shareholders and may adjourn the meeting to another time; and at any adjourned meeting of the shareholders at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled. A majority vote of the persons present and voting in person or by proxy at any meeting of the shareholders shall govern all proceedings not herein or by law requiring a different vote. All proxies shall be in writing and filed with the Chairman or Secretary at least two days prior to the date of the meeting.

Section 5. Notice of Meetings. The Secretary shall cause written notice of the place, date and hour of each meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called and by or at whose direction such notice is being issued, to be given by any form of personal, telephonic, first class or electronic mail, or by facsimile transmission, not fewer than ten nor more than sixty days before the date of the meeting. No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in a written waiver of notice. The attendance of any shareholder, in person or by proxy, at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, prior to the conclusion of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 6. Action Without a Meeting. Any action that may be taken by the shareholders at a meeting may be taken without a meeting if consent in writing, setting forth the action to be so taken, shall be signed by all of the shareholders, as the case may be. Such consent shall have the same effect as a unanimous vote. The consent may be executed by the shareholders in counterparts.

Section 7. Each Share of Capital Stock to Have One Vote. Subject to the provisions of Section 8 of this Article, at any meeting of the shareholders, every stockholder shall be entitled to vote in person, or by proxy appointed by instrument in writing subscribed by such stockholder or his or her duly authorized attorney, and filed with the Chairman or Secretary as provided in Section 4 of this Article, and every stockholder shall have one vote for each share of stock standing registered in is his or her name at the time of the closing of the transfer books for said meeting.

Section 8. Cumulative Voting. At each election for directors every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him or her for as many persons as there are directors to be elected, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Composition of the Board and Terms of Directors. The Board of Directors shall consist of not less than five directors. Each director shall qualify as a director under applicable insurance laws of the State of Nebraska, and not less than one of the directors shall be a resident of Nebraska. The Board of Directors shall be elected at the annual meeting of the shareholders by a majority vote of the stock represented in person or by proxy at the meeting for a term of one year each until the next annual meeting of the shareholders. The directors shall hold office until their successors are elected and qualified, or until their death, resignation or removal.

Section 2. Powers of the Board of Directors. The Board of Directors shall have the general management and control of the business of the Corporation; shall have power to take such action as shall be necessary or desirable for the proper transaction of the business and affairs of the Corporation, and in addition to the powers herein above specified (which are included by way of illustration and not limitation), the Board of Directors shall have power to do and perform every act and thing whatsoever suitable, lawful and proper for the accomplishment of the purposes, attainment of any of the objects, or the furtherance of the business and successful operation of the Corporation.

Section 3. Committees. From time to time, the Board of Directors may create such committees as they may see fit and may designate the duties and powers of such committees. Each such committee shall submit to the Board of Directors each year at their annual meeting, or at such other meeting(s) as the Board of Directors may designate, a report of the actions or recommendations of such committee for consideration, approval and/or ratification by the Board of Directors. Notwithstanding any other provisions of these Bylaws, no committee shall have authority as to the following matters: (i) the submission to shareholders of any action that needs shareholder approval under applicable law; (ii) the filling of vacancies in the Board or in any committee; (iii) the fixing of compensation of the directors for serving on the Board or on any committee; (iv) the amendment or repeal of these Bylaws or adoption of new Bylaws; and (v) the amendment or repeal of the Articles of Incorporation or adoption of new Articles of Incorporation.

Section 4. Resignation and Vacancies. Any vacancy in the Board, including any vacancy resulting from any increase in the authorized number of directors, shall be filled by a vote of the Board. Any directors so appointed shall serve until the next annual meeting of shareholders of the Corporation and until such director’s successor shall have been elected and qualified; provided, however, that if the number of directors then in office is less than a quorum, any vacancy may be filled by a vote of a majority of directors then in office.

Section 5. Officers as Directors. Officers of the Corporation may also be a director of the Corporation.

ARTICLE III

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Annual Meeting of the Board. The annual meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the shareholders or as soon thereafter as practicable.

Section 2. Regular and Special Meetings. In addition to the annual meeting, regular meetings of the Board of Directors may be held at a time and place to be determined by the Board of Directors. Special meetings may be held at such times and places as the Board Chair, if one is appointed, may designate. Notice of meetings of the Board of Directors shall be given by the Secretary or the Assistant Secretary at least forty-eight hours prior to the time of meeting. No notice need be given to any director who executes and files a written waiver of notice of such meeting, either before or after the holding thereof, or who signifies waiver by attending the meeting.

Section 3. Quorum. A majority of the total number of directors currently holding office shall constitute a quorum at all meetings. If, at any meeting of the Board, a quorum is not present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The Board of Directors shall take no action in the absence of a quorum.

Section 4. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action to be so taken, shall be signed by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote. The consent may be executed by the directors in counterparts.

Section 5. Telephonic Meetings. Members of the Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

OFFICERS

Section 1. Officers and Appointment. The Board of Directors may elect such officers as are necessary to conduct the business of the Corporation and perform duties usually incident to such office, including a president, secretary, and treasurer, and employ such other officers and employees as may be required to carry on the business of the Corporation and may fix their terms of office or employment and their salaries and compensation. Other officers of the Corporation may be appointed from time to time by other officers pursuant to authority granted by resolution of the Board of Directors.

Section 2. Term of Office and Removal. Terms of office shall be fixed at the time of appointment, which shall not extend beyond the date set for the next annual meeting of the Corporation. All officers shall be subject to removal at any time with or without cause by the Board of Directors or such other officer as the Board of Directors may authorize.

Section 3. Bonds Required of the Officers and Employees. The Treasurer and such other officers and employees as may be designated by the Board of Directors shall obtain, at the expense of the Corporation, corporate surety bonds in such amount and form as may be approved by the Board of Directors.

Section 4. Execution of Instruments. An officer of the Corporation is authorized to execute instruments in writing necessary or desirable for the Corporation to execute in the transaction and management of its business and affairs (including, proxies, powers of attorney, deeds, leases, releases, satisfactions and instruments entitled to be recorded in any jurisdiction, but excluding, to the extent otherwise provided for in these Bylaws, authorizations for the disposition of the funds of the Corporation deposited in its name and policies, contracts, agreements, amendments and endorsements of, for or in connection with insurance or annuities). An officer of the Corporation is authorized to execute and to enter into any contract or execute and deliver any instrument on behalf of the Corporation and such authority may be general or restricted on a qualitative and/or quantitative basis to specific instances as authorized by the Board of Directors. Additional representatives of the Corporation may have the authority to execute and enter into specific types of contracts or other instruments on behalf of the Corporation as authorized by the Board of Directors.

Section 5. Deposits; Checks. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, the President, the Treasurer or by such officers or agents as may be authorized by the Board of Directors or the President, or the Treasurer to make such determination. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the President from time to time may determine.

ARTICLE V

CAPITAL STOCK AND SEAL

Section 1. Form of Stock Certificate; Lost Certificates. The certificates of shares of the capital stock of the Corporation shall be in such form, not inconsistent with the Articles of Incorporation, as shall be prepared or approved by the Board of Directors. The Certificates shall be signed by two officers of the Corporation and sealed with the Corporate Seal. Facsimile signatures may be used in signing the certificates and a facsimile of the Corporate Seal may be used. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue shall be entered on the Corporation’s books. All certificates surrendered to the Corporation shall be canceled and no new certificates shall be issued until the former certificates for the same number of shares shall have been surrendered and canceled. Bond must be furnished to the Corporation in case of lost or destroyed certificates.

Section 2. Transfer of Shares of Capital Stock. Shares of the capital stock of the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person, or by his or her duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

Section 3. Stock Books, When Closed. The stock books shall be closed for the meeting of the shareholders during such periods as from time to time may be fixed by the Board of Directors in accordance with the requirements of law, and during such periods no stock shall be transferable.

Section 4. Corporate Seal. The Board of Directors shall provide a suitable seal containing the name of the Corporation surrounding the words “Corporate Seal”, and the same may be altered at any regular or special meeting of the Board of Directors by a majority vote of the Directors present.

Section 5. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to or dissent from any proposal or corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

Section 6. Dividends. Subject to any applicable provisions of law and the Articles of Incorporation, dividends or other distributions upon the outstanding shares of the Corporation may be declared by the Board by written consent or at any regular or special meeting of the Board, and any such dividend or distribution may be paid in cash, property, bonds or shares of the Corporation, including the bonds or shares of other corporations, except as limited by applicable law.

ARTICLE VI

EMERGENCY PROVISIONS

Section 1. General. Unless the Articles of Incorporation provide otherwise, the Board of Directors of the Corporation may adopt bylaws to be effective only in an emergency as defined in Section 2 below. The provisions of this Article shall be effective in the event of an emergency or disaster making it impossible or impractical for the Corporation to conduct its business without recourse to the provisions of this Article. The provisions of this event shall override all other Bylaws of the Corporation in conflict with any provisions of this Article, and shall remain in effect as long as it remains impossible or impractical to continue and transact business of the Corporation provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provision of the Bylaws other than those contained in this Article.

Section 2. Definition of Emergency. An emergency exists if a quorum of the Corporation’s Directors cannot readily be assembled because of some catastrophic event including, but not limited to, a natural disaster; act of terror; attack on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or shareholders; state of emergency declared by a local official, governor or head of state; or sudden death or incapacity of the Chairman and/or President.

Section 3. Emergency Powers. All powers and authority which the Board of Directors of the Corporation could by law delegate, including all powers and authority which the board of directors could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the Corporation pursuant to such powers and authority as lawful decree may confer on any person or body of persons during a period of emergency. The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and if a vacancy or vacancies therein arises at any time, the remaining member of members of the emergency committee shall have the power to fill such vacancy or vacancies.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall end on the last day of December annually.

ARTICLE VIII

AMENDMENT OF BYLAWS

These Bylaws or any of them may be adopted, amended, altered or repealed by a majority vote of all directors of the Corporation present at any regular or special meeting or upon the affirmative vote by the holders of a majority of the outstanding shares.

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